Exhibit 23.1

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44897, No. 333-82572 and No 333-98997) of our report dated February 4, 2005, relating to the consolidated financial statements and schedule of Monterey Gourmet Foods, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California
March 24, 2005